Exhibit 99.1

LOCUST WALK ACQUISITION CORP.

AUDIT COMMITTEE CHARTER

MISSION STATEMENT

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight duties and in this capacity:

•	Is responsible for appointing the Company’s independent auditors and exercising oversight thereof;
•	Is delegated the authority to receive funds and engage advisors as needed;
•	Shall monitor the integrity and ensure the transparency of the Company’s financial reporting processes and systems of internal controls regarding finance, accounting and regulatory compliance;
•	Shall ensure the independence and monitor the performance of the Company’s independent auditors and internal auditing department;
•	Shall provide an avenue of communication among the independent auditors, management, the internal auditing department and the Board of Directors; and
•	To effectively perform his or her role, each Committee member will obtain an understanding of the responsibilities of Audit Committee membership.

COMMITTEE COMPOSITION

The Audit Committee and its members shall meet all applicable requirements of the securities exchange on which the Company is listed, or shall have received an exemption therefrom.

The members of the Audit Committee shall be appointed by either the Board of Directors or the Nominating and Corporate Governance Committee of the Board of Directors (if any) and the Audit Committee shall consist of at least three members of the Board of Directors.

Each committee member shall be financially literate and, except as permitted by NASDAQ Listing Rule 5615, each committee member shall also be independent. At least one member shall be designated as the “audit committee financial expert,” as defined by applicable legislation and regulation. No committee member shall simultaneously serve on the audit committees of more than two other public companies.

MEETINGS

The committee will meet at least four times a year, with authority to convene additional meetings, as circumstances require. All committee members are expected to attend each meeting, in person or via tele-conference or video-conference. The committee will invite members of management, auditors or others to attend meetings and provide pertinent information, as necessary. It will meet separately, periodically, with management, external auditors and internal auditors, as necessary. It will also meet periodically in executive session. Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials.

ROLES AND RESPONSIBILITIES

The committee will carry out the following responsibilities:

Financial Statements

1.	Review significant accounting and reporting issues and understand their impact on the financial statements. These issues include:
•	Complex or unusual transactions and highly judgmental areas;

•	Major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; and
•	The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.
2.

Review analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

3.

Review with management and the external auditors the results of the audit, including any difficulties encountered. This review will include any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management.

4.

Discuss the annual audited financial statements and quarterly financial statements with management and the external auditors prior to filing or distribution. The review should include discussions with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

5.

Review disclosures made by the Company’s CEO and CFO during the Forms 10-K and 10-Q certification process about significant deficiencies, if any, in the design or operation of internal controls or any fraud that involves management or other employees who have a significant role in the Company’s internal controls.

6.

Review earnings press releases (particularly use of “pro-forma,” or “adjusted” non-GAAP information), as well as financial information and earnings guidance, if any, provided to analysts and rating agencies. This review may be general (i.e., the types of information to be disclosed and the type of presentations to be made). The Audit Committee Chairman and the independent auditors should each indicate their approval to management prior to the issuance of earnings press releases. The Audit Committee Chairman and the external auditors will confer, as necessary, prior to providing such approval.

Internal Control

1.	Consider the effectiveness of the Company’s internal control system, including information technology security and control and compliance with the reporting requirements of The Sarbanes -Oxley Act.
2.

Understand the scope of internal and external auditors’ review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management’s responses.

3.

In consultation with management and independent accountants, verify that the Company’s CEO and CFO have certified that they disclosed to the independent auditors and to the Audit Committee all significant deficiencies, if any, in the design or operation of internal controls that could affect the Company’s ability to record, process, summarize and report financial data, any material weaknesses in the internal controls, and fraud – whether or not material – that involved management or other employees who have a significant role in the Company’s internal control.

4.	Analyze any internal control deficiencies, management or employee fraud identified by the CEO/CFO certification process or by the Disclosure Committee.

Internal Audit

1.

Review the effectiveness of the internal audit function, including the audit risk assessment, audit schedule and approach, recommendation follow-up matrix, staffing and organizational structure of the internal audit function.

2.	Ensure there are no unjustified restrictions or limitations, and review and concur in the appointment, replacement or dismissal of the internal auditors.
3.	On a periodic basis, as necessary, meet separately with internal audit to discuss any matters that the committee or internal audit believes should be discussed privately.

4.	Review with management and internal audit compliance with the Audit Committee charter.

External Audit

1.	Review the external auditors’ audit scope and approach, including coordination, if any, of audit effort with internal audit.
2.

Review the performance of the external auditors, determine their compensation and exercise final approval on the appointment or discharge of the auditors. In performing this review, the committee will:

i.

Review a report, if any, describing any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and the Company; and

ii.	Take into account the opinions of management and internal audit. Present its conclusions with respect to the external auditor to the Board.
2.	Ensure the rotation of the lead audit partner every five years and other audit partners every seven years, and consider whether there should be regular rotation of the audit firm itself.
3.	Conform with all applicable laws and regulations regarding the hiring of any employees or former employees of the independent auditors.
4.

Review and discuss with the independent accountants, as may be required by law or regulation, (1) all critical accounting policies and practices to be used; (2) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications or the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountant, and; (3) other material written communications between the independent accountant and management, such as any management letter or schedule of unadjusted differences.

5.

Review and pre-approve all audit and permitted non-audit services provided by the independent accountants. The Audit Committee has delegated to the Chairman of the Committee the authority to grant such pre-approvals. All pre-approvals granted by the Chairman of the committee shall be presented to and reviewed by the full Committee at its next regularly scheduled meeting.

6.	Resolve any financial reporting disagreements between the independent accountant and management.

Reporting Responsibilities

1.

Report to the Board of Directors, as necessary, about committee activities and issues that arise with respect to the quality or integrity of the Company’s financial statements, and the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, and the performance of the internal audit function.

2.

Prepare an annual Audit Committee report for inclusion in the Company’s Annual Proxy Statement, describing the committee’s composition, responsibilities and how they were discharged, and any other information required by rule, including approval of non-audit services.

Other Committee Responsibilities

1.

Review and assess the adequacy of the Audit Committee charter periodically, requesting Board approval for proposed changes, and ensure appropriate disclosure as may be required by law or regulation. Ensure that the charter is included within the Company’s proxy statement once every three years.

2.

Institute and oversee special investigations as needed. The Audit Committee has the authority to engage independent counsel and other advisors, as they determine necessary to carry out their duties, and obtain appropriate funding, as determined by the Audit Committee, for compensating such advisors as well as the accounting firm for its audit services.
3.	Maintain minutes of Committee meetings and periodically report to the Board of Directors on significant results of its activities.
4.

Review the effectiveness of the system for monitoring compliance with laws and regulations (for example, IRS, SEC, NASDAQ) and the results of management’s investigation and follow-up of any instances of noncompliance.

5.

Establish procedures for: (1) The receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

6.	Discuss with management major risk assessment and risk management policies.
7.	Review and approve all related-party transactions.
8.

Monitor compliance with the terms of the initial public offering of the Company’s units, as described in the Registration Statement relating to the initial public offering (the “Registration Statement”), and take all actions necessary to rectify any noncompliance that is identified or otherwise to cause compliance with the terms of the initial public offering.

9.

Approve (a) reimbursement of expenses incurred by management in identifying a potential target for an initial businesses combination (as described in the Registration Statement) and (b) all payments in excess of $5,000 to any of the Company’s “initial holders” (as such term is defined in the Registration Statement), the Company’s directors and officers or its or their affiliates.